UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2006

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

On August 10, 2006, The First American Corporation (the “Company”) filed a Notification of Inability to Timely File its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and indicated that the Company would not be able to file such Quarterly Report in the extended time period for filing provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended, due to the ongoing review of the documentation and procedures for all stock option awards made by the Company under the Company’s 1996 Stock Option Plan, 1997 Directors’ Stock Plan and 2006 Incentive Compensation Plan and a review of the accounting treatment of such awards, which was previously announced in a Current Report on Form 8-K filed by the Company on August 9, 2006.

In light of the Company’s inability to file its Quarterly Report, all purchases of common shares of the Company under The First American Corporation 401(k) Savings Plan, the First Advantage Corporation 401(k) Savings Plan and the Company’s stock option and purchase plans are being suspended, effective immediately. The blackout period will begin immediately and is currently expected to be lifted once the Company has filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and amended any previous filings by the Company that it may be necessary to amend, if any. The Company is unable to predict at this time when it will be able to do so, as its review is ongoing. As a result, pursuant to Regulation BTR, on August 15, 2006, the Company sent notices to its directors and executive officers notifying them that, until the end of the blackout period, they are prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any of the Company’s common shares or any other equity security of the Company and related derivative securities to the extent that common shares or any other equity security was acquired in connection with employment as an executive officer or services as a director.

This notice regarding the blackout period was provided to executive officers and directors to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of the notice sent to the directors and executive officers regarding the blackout period is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Advance notice of the blackout period to our directors and executive officers was not possible due to events that were unforeseeable and circumstances that were beyond the reasonable control of the Company.

Inquiries regarding the blackout period should be directed to Kenneth D. DeGiorgio, Senior Vice President and General Counsel, The First American Corporation, 1 First American Way, Santa Ana, California 92707-5913, Telephone: (714) 800-3000.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Notice of Blackout Period Under Section 306(a) of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: August 15, 2006	By:	/s/ Parker S. Kennedy
		Name:	Parker S. Kennedy
		Title:	Chief Executive Officer and Chairman